Exhibit 99.1

Sterling Bancorp to Redeem $65.0 Million Subordinated Notes

June 15, 2023

SOUTHFIELD, Mich. – (BUSINESS WIRE) – Sterling Bancorp, Inc. (NASDAQ: SBT) (the “Company”), the holding company of Sterling Bank and Trust, F.S.B. (the “Bank”), today announced it has provided notice to the holders of its outstanding 7.0% Fixed to Floating Subordinated Notes due April 2026 (the “Subordinated Notes”) that the Company has called all of the Subordinated Notes for redemption pursuant to the redemption provisions set forth in the Subordinated Notes, at a redemption price equal to 100% of the outstanding principal balance plus accrued but unpaid interest to (but excluding) the date of redemption. The Subordinated Notes have an outstanding aggregate principal amount of $65.0 million as of June 15, 2023 and currently bear interest equal to the three-month LIBOR rate plus 5.82%. The date set for redemption is July 15, 2023, at which time interest will cease accruing, the Subordinated Notes will no longer be deemed outstanding, and all rights of the holders of the Subordinated Notes will cease and terminate other than the right to receive the redemption price. All regulatory approvals required for such redemption have been received.

The payment of the $65.0 million principal portion of the redemption price will be funded by a dividend to be paid by the Bank to the Company. Following the Bank dividend and the redemption of the Subordinated Notes, the capital ratios of both the Company and the Bank will continue to exceed all regulatory requirements to be considered “well capitalized.”

“The early redemption of these Subordinated Notes comes at a watershed moment for Sterling. The Subordinated Notes have been an expensive drag on earnings, and consequently this redemption will improve our profitability and margins. The Company and Bank remain very well capitalized and very liquid,” said Thomas M. O’Brien, Chairman, President, and Chief Executive Officer.

“Furthermore, this action represents the final step in resolving the significant legacy challenges we have faced over the last three years. While there will continue to be further costs related to ongoing investigations of individuals and the need to work through the re-positioning of our product offerings, the goals we set forth three years ago have been successfully addressed, and we look forward to a brighter future.”

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, including the Subordinated Notes. This press release does not constitute a notice of redemption with respect to the Subordinated Notes.

About Sterling Bancorp, Inc.

Sterling Bancorp, Inc. is a unitary thrift holding company. Its wholly owned subsidiary, Sterling Bank and Trust, F.S.B., has primary branch operations in San Francisco and Los Angeles, California and New York City. Sterling offers a range of loan products as well as retail and business banking services. Sterling also has an operations center and a branch in Southfield, Michigan. For additional information, please visit the Company’s website at http://www.sterlingbank.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would” and “annualized,” or the negative versions of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and they are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The risks, uncertainties and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2023, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

Contact:

Sterling Bancorp, Inc.
Karen Knott
Executive Vice President and Chief Financial Officer
(248) 359-6624
kzaborney@sterlingbank.com